Exhibit 99.1

SMSC ANNOUNCES APPOINTMENT OF WILLIAM SHOVERS AS CFO UPON RETIREMENT OF ANDREW CAGGIA IN JUNE

Hauppauge, NY - April 18, 2005 - SMSC (Nasdaq: SMSC) today announced that William D. Shovers has been appointed as Chief Financial Officer of SMSC, effective June 1, 2005. Mr. Shovers joins SMSC with a wealth of experience in corporate finance and management. He will succeed Andrew M. Caggia, who will retire as Chief Financial Officer after five years of service with SMSC. Mr. Caggia will continue in a part-time capacity to ensure a smooth transition. In addition, it is expected that he will continue as a member of SMSC's Board of Directors after his full retirement as an employee.

"Andy has been a tremendous asset to SMSC," said Steven J. Bilodeau, Chairman and Chief Executive Officer. "He has been instrumental in helping to transform SMSC into a leading semiconductor supplier. I know that I speak on behalf of the entire SMSC family in wishing Andy all the best in his future retirement. At the same time, we are pleased to welcome Bill Shovers to SMSC. Bill brings extensive experience in running financial organizations on a global scale and I believe that his leadership and expertise will prove to be invaluable as we continue to pursue our growth initiatives."

"It has been an extraordinary five years working with an extremely capable and dedicated team at SMSC," said Andy Caggia. "I am very proud of the accomplishments we have collectively made to expand into new markets and build a strong global infrastructure that will support the Company's continued growth. Although there is never a perfect time to leave a job that you enjoy, I look forward to pursuing other personal interests. Though my day-to-day involvement with SMSC will diminish over time, I will remain close to the Company through my board position, and I remain excited about SMSC's growth strategy and prospects for continued success."

Mr. Shovers' responsibilities as Senior Vice President and Chief Financial Officer will include all financial and information systems functions, including accounting, strategic planning, forecasting, investor relations, risk management and treasury. Prior to joining SMSC, Mr. Shovers held the positions of Vice President, Finance for the international operations of Hayes Lemmerz
International, Inc, and was based in Bonn, Germany and also served as Vice President and Chief Financial Officer of Hayes Lemmerz. Prior to that, he held various financial positions of increasing responsibility with Tenneco Inc. over a 17-year period, including Assistant Treasurer of Tenneco Inc. and, more recently, as Vice President, Finance for Tenneco's $1.1 billion Monroe Auto division.

Most recently, Mr. Shovers spent several months acting as a consultant to SMSC and was instrumental in completing the acquisition of OASIS SiliconSystems Holding AG.

"I am thrilled about the opportunity to assume the CFO position at SMSC and to work with Steve and the talented team he has assembled to successfully drive the Company into new growth markets," said Bill Shovers. "Supported by the investments SMSC has made in recent years to build its infrastructure and round out its technology expertise, I am joining the Company at an exciting time. I look forward to playing an active role in helping SMSC to achieve its ongoing global growth and diversification strategy, particularly leveraging my background in international business and finance."

About SMSC:
Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST, USB2.0 and other high-speed serial communications.

SMSC is headquartered in Hauppauge, New York with operations in North America, Taiwan, Japan, Korea, China and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These include the timely development and market acceptance of new products; the impact of competitive products and pricing; the effect of changing economic conditions in domestic and international markets; changes in customer order patterns, including loss of key customers or distributors, order cancellations or reduced bookings; and excess or obsolete inventory and variations in inventory valuation, among others. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures.

SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand. In addition, sales of many of the Company's products depend largely on sales of personal computers and peripheral devices, as well as general industry and market conditions. Reductions in the rate of growth of the PC, consumer electronics, embedded or automotive markets could adversely affect its operating results. SMSC conducts business outside the United States and is subject to tariff and import regulations and currency fluctuations, which may have an effect on its business. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such information is subject to change, and the Company may not necessarily inform, or be required to inform, investors of such changes. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Voice: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com